SCHEDULE A
                   NEUBERGER&BERMAN ADVISERS MANAGEMENT TRUST

         The following foreign banking institutions and foreign securities depositories have been approved by the boards of trustees of the above mentioned trust as sub-custodians for the securities and other assets:


Citibank, N.A. (Caja de Valores) (Argentina)


Westpac Banking Corp. (Austraclear/RITS) (Australia)


GiroCredit Bank Aktiengesellschaft der Sparkassen (OEKB) (Austria)


Generale Bank (C.I.K./Banque Nationale de Belgique) (Belgium)


Citibank, N.A. (BOVESPA, CETIP, Banco Central do Brazil) (Brazil)


Canada Trustco Mortgage Company (CDS) (Canada)


Citibank, N.A. (Chile)


The Hong Kong and Shanghai Banking Corporation Limited, Shanghai and Shezhen Branches (SSCCR, SSCC) (China)


Cititrust Colombia S.A. Sociedad Fiduciaria (Colombia)


Ceskoslovenska Obchodni Bank A.S. (SCP/Czech National Bank) (Czech Republic)


Den Danske Bank (VP-Centralen) (Denmark)


Merita Bank Limited (Central Share Register) of Finland/Helsinki Money Market Center (Finland)


Banque Paribas (SICOVAM/Banque de France) (France)


Dresdner Bank AG (Kassenverein) (Germany)


National Bank of Greece S.A. (Apothetirion Titlon A.E.) (Greece)


Standard Chartered Bank, Hong Kong (CCASS) (Hong Kong)


Citibank Budapest Rt. (KELER, Ltd) (Hungary)


Deutsche Bank AG, The Hong Kong and Shanghai Banking Corporation Limited (India)


Standard Chartered Bank (Indonesia)


Bank of Ireland (Central Bank of Ireland/GSO) (Ireland)


Bank Hapoalim B.M. (The Clearing House of the Tel Aviv Stock Exchange) (Israel)


Morgan Guaranty Trust Company and Banque Paribas (Monte Titoli S.p.A./Banca d'Italia) (Italy)


Sumitomo  Trust  &  Banking  Company,   Limited  and  The  Fuji  Bank,   Limited
(JASDEC/Bank of Japan) (Japan)


Euroclear (Luxembourg)


Standard Chartered Bank Malaysia Berhad (MCD) (Malaysia)


Citibank Mexico, S.A. (INDEVAL/Banco de Mexico) (Mexico)


Banque Comerciale du Maroc (Morocco)


Mees Pierson N.V. (NECIGEF) (The Netherlands)


ANZ Banking Group (NZ) Ltd. (NZCSD) (New Zealand)


Christiania Bank og Kreditkasse (VPS) (Norway)


Deutsche Bank AG (Pakistan)


Citibank, N.A. (CAVAL) (Peru)


Standard Chartered Bank (the Philippines)


Citibank Poland, S.A. (The National Depository of Securities/National Bank of Poland) (Poland)


Banco Comercial Portgues (Central de Valores Mobiliarios) (Portugal)


Credit Suisse-Zurich via/Credit Suisse (Moscow) Limited (Russia)

The Development Bank of Singapore, Limited (CDP) (Singapore)


Ceskoslovenska Obchodna Banka, A.S., (SCP/National Bank of Slovakia) (the Slovak Republic)


Standard  Bank of South Africa Ltd.  (The  Central  Depository  Limited)  (South
Africa)


SEOULBANK (KSD) (South Korea)


Banco Santander, S.A. (SCLV/Banco de Espana) (Spain)


Skandinaviska Enskilda Banken (VPC) (Sweden)


Union Bank of Switzerland (SEGA) (Switzerland)


Central Trust of China (TSCD) (Taiwan)


Standard Chartered Bank, Bangkok (TSD) (Thailand)


Citibank, N.A., Takas ve Saklama Bankasi A.S./Central Bank of Turkey) (Turkey)


State Street Bank and Trust Co. (CGO/CMO) (United Kingdom)


Citibank, N.A. (Venezuela)


The Euroclear System


Cedel Bank societe anonyme

NEUBERGER&BERMAN ADVISERS
MANAGEMENT TRUST


/s/ Michael J. Weiner
Name:  Michael J. Weiner

Date:  November 21, 1996